                                                                Exhibit h(63)(b)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated April 10, 2000 by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Allmerica Financial Life Insurance and Annuity Company, a Delaware life insurance company and Allmerica Investments, Inc., is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

-        AIM VARIABLE INSURANCE FUNDS

         AIM V.I. Capital Appreciation Funds
         AIM V.I Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

         FR1 Separate Account
         FR2 Separate Account
         FR3 Separate Account
         FR4 Separate Account
         FQ1 Separate Account
         UR1 Separate Account
         UR2 Separate Account
         UR3 Separate Account
         UR4 Separate Account
         UQ1 Separate Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

         PremierFocus - Life
         PremierFocus - Annuity



     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:   December 1, 2000

                                            AIM VARIABLE INSURANCE FUNDS



Attest: /s/ P. Michelle Grace               By: /s/ Robert H. Graham
        -------------------------               -----------------------------
Name:   P. Michelle Grace                   Name:   Robert H. Graham
Title:  Assistant Secretary                 Title:  President


(SEAL)

                                            A I M DISTRIBUTORS, INC.



Attest: /s/ P. Michelle Grace               By: /s/ Robert H. Graham
        -------------------------               -----------------------------
Name:   P. Michelle Grace                   Name:   Robert H. Graham
Title:  Assistant Secretary                 Title:  Sr. Vice President



(SEAL)


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                                            FIRST ALLMERICA FINANCIAL LIFE
                                            INSURANCE COMPANY



Attest: /s/ Sarah Latorre                   By: /s/ Mark Hug
        -------------------------               -----------------------------
Name:   Sarah Latorre                       Name:  Mark Hug
        -------------------------                  --------------------------
Title:  Admin                               Title: CMO
        -------------------------                  --------------------------


(SEAL)


                                            ALLMERICA INVESTMENTS, INC.


Attest: /s/ Karen Warrington                By: /s/ William F. Monroe, Jr.
        -------------------------               -----------------------------
Name:   Karen Warrington                    Name:  William F. Monroe, Jr.
        -------------------------                  --------------------------
Title:  Admin. Ass't.                       Title: President
        -------------------------                  --------------------------


(SEAL)


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